Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of SunOpta Inc., a Canadian corporation (the “Company”), hereby constitutes and appoints Steven R. Bromley and Robert McKeracher, and each of them, as his true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments, including post-effective amendments, to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Peter Fraser	Director
Peter Fraser